UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

NewLake Capital Partners, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56327	83-4400045
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

27 Pine Street
Suite 50
New Canaan, CT 06840
(Address of principal executive offices) (Zip Code)

(203) 594-1402
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Fredric Starker as Chief Financial Officer, Treasurer and Secretary

On May 13, 2022, Fredric Starker announced his retirement and resignation from his position as Chief Financial Officer, Treasurer and Secretary of NewLake Capital Partners, Inc. (the “Company”), effective June 13, 2022 (the “Separation Date”). Mr. Starker’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Starker’s resignation, the Company and Mr. Starker entered into a Consulting Agreement, effective as of June 14, 2022 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, in exchange for Mr. Starker providing certain consulting, cooperation, and transition services to the Company through August 13, 2022, Mr. Starker will receive a consulting fee of $12,500 per month.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the form of Consulting Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

On the Separation Date, the Company and Mr. Starker also intend to enter into a customary separation and release agreement (the “Separation Agreement”) that will provide, among other things, that upon execution of the Separation Agreement, Mr. Starker will be entitled to receive a lump sum payment of two months of his salary, a prorated portion of his 2022 annual cash bonus and will provide for the terms of vesting of Mr. Starker’s outstanding equity grants under the NewLake 2021 Equity Incentive Plan (the “Equity Incentive Plan”).

Appointment of Lisa Meyer as Chief Financial Officer, Treasurer and Secretary

In connection with Mr. Starker’s resignation, the Company announced on May 13, 2022 that Lisa Meyer, age 57, will assume the role of Chief Financial Officer, Treasurer and Secretary, effective as of June 13, 2022. The appointment of Ms. Meyer was not made pursuant to any arrangement or understanding between her or any other person. There are no family relationships between Ms. Meyer and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Additionally, there have been no transactions involving Ms. Meyer that would require disclosure under Item 404(a) of Regulation S-K. Biographical information with respect to Ms. Meyer is set forth below.

Ms. Meyer previously served as Western Asset Mortgage Capital Corporation’s (“WMC”) (NYSE:WMC) President, Chief Financial Officer and Treasurer since October 2021, the Chief Financial Officer and Treasurer since June 2016 and before that served as WMC’s Interim Chief Financial Officer beginning in November 2015. From 2011 to November 2015, Ms. Meyer was a Managing Director of FTI, Consulting Inc. ("FTI") (NYSE: FCN), in the Real Estate Solutions practice where she focused on providing services related to financial reporting, research and interpretation of generally accepted accounting principles and assistance with SEC regulatory matters, primarily to REITs, financial services companies, as well as real estate private equity funds and other real estate operating companies. Ms. Meyer has over 25 years of experience in the real estate and real estate finance industries working with publicly traded mortgage and equity REITs, non-traded REITs, private real estate companies, real estate operators and private equity funds. Prior to joining FTI, from 2005 to 2011 Ms. Meyer served as the Chief Accounting Officer for NorthStar Realty Finance Corp. (NYSE: NRF). During 2011, Ms. Meyer also served as NorthStar’s Interim Chief Financial Officer and served as the Chief Financial Officer/Chief Accounting Officer of two public non-traded REITs, NorthStar Real Estate Income Trust and NorthStar Senior Care Trust. From 1994 to 2005, Ms. Meyer worked for Ernst & Young LLP in the Global Real Estate Group, most recently serving as an Assurance Senior Manager, focusing on complex and specialized accounting and audit issues for a diverse group of publicly traded and privately held real estate and real estate finance clients. Ms. Meyer received a M.S. in finance from Northeastern University - D’Amore-McKim School of Business and a bachelor of arts degree in accounting and economics from the City University of New York - Queens College and she is a Certified Public Accountant in the State of New York.

The Company has entered into an employment agreement with Ms. Meyer, effective June 13, 2022 (the “Employment Agreement”). Under the Employment Agreement, Ms. Meyer reports directly to the Chief Executive Officer of the Company. The initial term of the Employment Agreement will end on June 13, 2024. On that date, and on each subsequent two-year anniversary of such date, the term of the Employment Agreement will automatically be extended for two years, unless (i) earlier terminated or (ii) unless either the Company or Ms. Meyer gives the other party written notice at least ninety (90) days prior to the end of the then-existing term that the term of the Employment Agreement shall not be further extended.

Ms. Meyer’s Employment Agreement provides that her initial annualized base salary will be $350,000. The Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) may increase Ms. Meyer’s annual base salary during the term of the Employment Agreement. The Employment Agreement also provides that Ms. Meyer will have the opportunity to earn an annual cash performance bonus (“Annual Cash Bonus”) during each year of the term, with a target Annual Cash Bonus of $250,000. The Compensation Committee will determine the Annual Cash Bonus actually earned in each calendar year based on the attainment of Company and individual performance goals established by the Compensation Committee in consultation with M.s Meyer. Notwithstanding the foregoing, for the fiscal year ending December 31, 2022, Ms. Meyer’s Annual Cash Bonus amount shall be $138,356.

Pursuant to the Employment Agreement, beginning in 2023 Ms. Meyer will be eligible to receive annual equity incentive grants (the “Equity Grants”) under and subject to the terms and conditions of the Equity Incentive Plan. The value of Ms. Meyer’s annual Equity Grant for the 2023 fiscal year shall be $138,356 and the target value of Ms. Meyer’s annual Equity Grant for the 2024 fiscal year shall be $250,000.

The Employment Agreement also provides that Ms. Meyer will be eligible to participate in the Company’s retirement and welfare benefit plans, and is entitled to four weeks’ vacation in each calendar year.

The Employment Agreement provides that Ms. Meyer is entitled to receive the “Accrued Obligations” upon termination of her employment for any reason. The “Accrued Obligations” are (i) payment of any compensation (including base salary, Annual Cash Bonus and accrued but unused vacation) that was earned but remains unpaid on the date of termination, and (ii) any benefits due to Ms. Meyer under the Company’s benefit plans.

In addition, the Employment Agreement provides that Ms. Meyer is entitled to additional benefits upon a termination of employment by the Company without cause (as defined in the Employment Agreement) or upon Ms. Meyer’s resignation for good reason (as defined in the Employment Agreement); provided that Ms. Meyer has given the Company a release and waiver of claims in the form attached to the Employment Agreement. Ms. Meyer is entitled to receive (i) the Accrued Obligations; (ii) any unpaid Annual Cash Bonus for a prior fiscal year; (iii) a pro-rated target Annual Cash Bonus for the year in which the termination occurs; (iv) a payment equal to one times the sum of her annual base salary in effect on the date of termination and target Annual Cash Bonus for the year in which the termination occurs; (v) all outstanding Equity Grants awarded as of the date of termination and (vi) a payment equal to the amount of the applicable COBRA premiums for 18 months. All outstanding Equity Grants awarded to Ms. Meyer shall be subject to any applicable accelerated or continuing vesting provisions set forth in the applicable Grant Instruments (as defined in the 2021 Equity Incentive Plan).

Under the Employment Agreement, if Ms. Meyer is terminated for cause, she will be entitled to receive Accrued Obligations and any obligations under the Employment Agreement that continue after termination of employment or in any other agreements between Ms. Meyer and the Company pursuant to any outstanding equity-based awards. Ms. Meyer will not be eligible to receive any unpaid Annual Cash Bonus, including any unpaid Annual Cash Bonus for a prior fiscal year.

Additionally, if the Employment Agreement terminates as a result of Ms. Meyer’s death or disability (as defined in the Employment Agreement); provided that, in the case of termination as a result of Ms. Meyer’s disability, Ms. Meyer’s has given the Company a release and waiver of claims in the form attached to the Employment Agreement, Ms. Meyer is entitled to receive additional compensation and benefits. Ms. Meyer is entitled to receive (i) the Accrued Obligations; (ii) any unpaid Annual Cash Bonus for a prior fiscal year; (iii) a pro-rated target Annual Cash Bonus for the year in which the termination occurs; and (iv) a payment equal to the amount of the applicable COBRA premiums for 18 months. All outstanding Equity Grants awarded to Ms. Meyer shall be subject to any applicable accelerated or continuing vesting provisions set forth in the applicable Grant Instruments.

The Employment Agreement also provides that, if Ms. Meyer is terminated due to the Company’s non-renewal of the Employment Agreement at the end of the term, provided that Ms. Meyer has given the Company a release and waiver of claims in the form attached to the Employment Agreement, Ms. Meyer is entitled to receive (i) the Accrued Obligations; (ii) any unpaid Annual Cash Bonus for a prior fiscal year; and (iii) a pro-rated target Annual Cash Bonus for the year in which the termination occurs. If the termination resulting from the Company’s non-renewal of the term of the Employment Agreement occurs following a change in control of the Company (as defined in the Employment Agreement), provided that Ms. Meyer has given the Company a release and waiver of claims in the form attached to the Employment Agreement, Ms. Meyer is also entitled to receive (i) a payment equal to the amount of the applicable COBRA premiums for 18 months; and (ii) an additional payment. The amount of the additional payment is equal to one times Ms. Meyer’s annual base salary and target Annual Cash Bonus multiplied by a fraction, the numerator of which is 12 minus the number of months from the date of the change in control through the end of the then existing term of the Employment Agreement, and the denominator of which is 12.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the form of Employment Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.2 of this Current Report on Form 8-K.

The Company has entered into an Indemnification Agreement with Ms. Meyer in the same form that the Company has entered into with its other executive officers and its directors. The Indemnification Agreement provides for procedures for indemnification by the Company to the fullest extent permitted by law and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from Ms. Meyer’s services as an officer of the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.3 of this Current Report on Form 8-K.

Item 7.01 - Regulation FD Disclosure

On May 16, 2022, the Company issued a press release announcing the retirement of Mr. Starker and the appointment of Ms. Meyer as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Exhibits 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1 10.2
Consulting Agreement, dated May 16, 2022, by and between NewLake Capital Partners, Inc. and Fredric Starker.
Employment Agreement, dated May 13, 2022, by and between NewLake Capital Partners, Inc. and Lisa Meyer.

10.3	Indemnification Agreement, dated May 13, 2022, by and between NewLake Capital Partners, Inc. and Lisa Meyer.
99.1	Press release, dated May 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 16, 2022

NEWLAKE CAPITAL PARTNERS, INC.

By:	/s/ David Weinstein
David Weinstein
Chief Executive Officer